EXHIBIT 10.80

                                 PROMISSORY NOTE
                            (Line of Credit Facility)


$10,000,000.00                                    Effective Date:  June 24, 1997

     FOR VALUE RECEIVED, VILLAGE FARMS INTERNATIONAL FINANCE ASSOCIATION, a Delaware corporation ("Maker"), promises to pay to the order of COBANK, ACB ("Payee" and "CoBank") at its office at 245 North Waco Street, Wichita, Kansas 67202, or such other place as Agent (as defined in the Credit Agreement) shall direct in writing, the principal sum of Ten million Dollars ($10,000,000.00) or, if less, the amount outstanding under this Note for Advances for loans pursuant to the Credit Agreement (Line of Credit Facility) dated as of June 24, 1997, by and between CoBank (for its own benefit as a lender and as agent for the benefit of the present and future Syndication Parties as named or defined therein) and Maker (as it may be amended from time to time in the future, the "Credit Agreement") and any Bank Debt related thereto. This Note is issued and delivered to Payee pursuant to the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

     The unpaid balance of this Note from time to time outstanding shall bear interest as set forth in the Credit Agreement. Principal and interest shall be payable as provided in the Credit Agreement. This Note has been issued by Maker to Payee pursuant to the Credit Agreement and reference is made thereto for specific terms and conditions under which this Note is made and to which this
Note is subject.

     This Note is subject to voluntary prepayments as set forth in the Credit Agreement. Amounts repaid may be reborrowed as provided in the Credit Agreement. Upon the occurrence of an Event of Default, Maker agrees that Agent shall have all rights and remedies set forth in the Credit Agreement, including without limitation the rights of acceleration set forth in the Credit Agreement. In addition, Agent shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement.

     Maker and any endorser, guarantor, surety or assignor hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of collateral, or of extension of time at or after maturity for the payment of this Note.

     This Note shall be governed in all respects by the law of the State of Colorado.




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                                            Maker:

                                            VILLAGE FARMS INTERNATIONAL FINANCE
                                            ASSOCIATION, a Delaware corporation


                                            By:  _____________________________
                                            Name:_____________________________
                                            Title:____________________________


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